EXHIBIT 10.1

AMENDMENT NO. 1
TO THE  “INTERNATIONAL DRILLING CONTRACT-LAND”

This “AMENDMENT NO.1 TO THE INTERNATIONAL DRILLING CONTRACT-LAND” (hereinafter referred to as the “Amendment”) made and entered into as of 7 December, 2008 by and between :

- ZION OIL & GAS INC., a corporation organized under the laws of State of Delaware USA having offices at 6510 Abrams Road, Suite 300 Dallas, Texas 75231 USA and 15 Bareket St. North Industrial Park Caesarea, 38900, Israel (hereinafter referred to as the “Operator”),

- ALADDIN MIDDLE EAST LTD., a corporation organized under the laws of State of Delaware USA with the offices at 123 South Market, Wichita Kansas 67202 USA and at Sogutozu Caddesi No: 23 Balgat 06520 Ankara, Turkey (hereinafter referred to as the “Contractor).

Each of “Operator” and “Contractor” shall hereinafter individually be referred to as a “Party”, and collectively as the “Parties”.

WHEREAS, Operator and Contractor entered into an International Daywork Drilling Contract-Land dated September 12, 2008 (hereinafter referred to as the “Contract”), a Protocol with respect to the Contract dated June 18, 2008 and Amendment to Protocol dated July 31, 2008.

WHEREAS, the Parties hereto desire to amend the specific matter regarding the bank letter of credit in the Contract and effect the amendment as necessary,

NOW THEREFORE the Parties hereby agree as follows:

1.	DEFINITIONS

All terms in this Amendment shall have the same meaning as in the Contract, unless otherwise defined in this Amendment.

2.	SUBJECT OF THE AMENDMENT

Notwithstanding any other provision of the Contract;

a.
The amount of the Bank Letter of Credit which is USD 675,000 (six hundred and seventy-five thousand United States Dollars) and specified in Article 609 of the Contract shall be amended as “USD 550,000 (five hundred and fifty thousand United States Dollars).

b.
The amount of the Demobilization Fee which is USD 675,000 (six hundred and seventy-five thousand United States Dollars) and specified in Article 803 of the Contract shall be amended as 550,000 (Five Hundred and Fifty Thousand United States dollars).

3.	SURVIVAL OF TERMS

Unless otherwise stated in this Amendment, all terms and conditions of the Contract shall be in full force and effect. The terms and conditions of the Contract shall prevail in the event of any discrepancy or conflict between this Amendment and the Contract, unless otherwise agreed in writing mutually by and between the Parties hereto.

4.	ENTIRETY

This Amendment shall constitute an integral part of the Contract, which shall remain in full force and effect, as amended.

IN WITNESS WHEREOF, Operator and Contractor have caused this Amendment to be signed in 2 (two) original copies on the day and year first written above, for and on their behalf by the signatories hereto who have been fully authorized so to do by Operator and Contractor respectively.

ZION OIL & GAS INC. (Operator)	ALADDIN MIDDLE EAST LTD. (Contractor)
/s/ Richard J. Rinberg	/s/ Huseyin Cetin Mumcuoglu
By : Richard J. Rinberg	By : Huseyin Cetin Mumcuoglu
Title : Chief Executive Officer	Title : General Manager